Exhibit 99.1 Urigen FDA and Management Update
SAN FRANCISCO, July 6, 2010 ( Marketwire )  -- Urigen Pharmaceuticals, Inc. (OTC BB: URGP), a specialty pharmaceutical company focused on the development of treatments for urological disorders and pain, announced an expansion of its management team and an FDA update.  The FDA denied the company’s request for an End of Phase 2 meeting at this time, but has signaled its willingness to meet with the company as it moves forward with the URG101 program for Painful Bladder Syndrome/Interstitial cystitis.  The Company plans to conduct Phase IIb studies for URG101.  The Company believes that successful phase IIb studies may provide sufficient evidence of safety and efficacy to form the clinical basis of an NDA submission and that this plan will not delay our ultimate NDA filing.

Commencing today, Lowell Parsons, MD, a member of the Board of Directors, has joined the company as Chief Medical Officer.  Also, Dan Vickery, PhD, a member of the Board of Directors, has been engaged as a development and strategic consultant and will be increasing his efforts in business development on the Company’s behalf.  In addition, Jeffrey G. Proctor, MD, at a recent meeting of Urigen’s Scientific Advisory Board was appointed Chairman of the Scientific Advisory Board.  Dr. Proctor is Director of Interstitial Cystitis for Georgia Urology.

”Dr. Parsons developed the technology upon which Urigen was founded," said Urigen’s CEO William J. Garner, MD.  “He also invented the last successful pharmaceutical product in our area of focus for URG101 in the 1990’s.  Dr. Proctor added, “Over a career spanning decades, Dr. Parsons has been the preeminent scientist working to solve this very difficult clinical problem.”

Lowell Parsons, who will remain Prof. Emeritus at the University of California, San Diego, said, “I have given over 20,000 treatments on a compassionate basis with this technology to my patients.  I look forward to working with the management team in my expanded role at Urigen to assist in raising awareness of Painful Bladder Syndrome/Interstitial Cystitis and advancing URG 101 to commercialization as a solution for this.”

Dr. Vickery has extensive experience in business development and regulatory affairs. He was responsible for global urology commercial development at Pharmacia and has built a global business development consultancy with a focus in urology.

“I have invested in Urigen and am increasing my commitment to the company as I see the need for URG101 in the different global markets,” said Dr. Vickery.

About Urigen Pharmaceuticals, Inc.

Urigen Pharmaceuticals, Inc. is a specialty pharmaceutical company dedicated to the development and commercialization of therapeutic products for urological disorders. Urigen's two lead programs target significant unmet medical needs and major market opportunities in urology. Urigen's URG101, a proprietary combination of approved drugs that is instilled into the bladder, targets painful bladder syndrome, which affects approximately 10.5 million men and women in North America. Urigen's URG301, a proprietary dosage form of an approved drug that is locally delivered to control urinary urgency, targets acute urgency in females diagnosed with an overactive bladder, another major unmet need that is insufficiently managed by presently available overactive bladder drugs. For further information, please visit Urigen's website at http://www.urigen.com.

Forward-Looking Statement

This press release may contain forward-looking statements. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should," or "will," or the negative thereof or other variations thereon or comparable terminology. Urigen has based these forward-looking statements on current expectations, assumptions, estimates and projections. While Urigen believes that these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. Given these risks and uncertainties, investors and security holders are cautioned not to place undue reliance on such forward-looking statements. Urigen does not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments.

SOURCE: Urigen Pharmaceuticals, Inc.

Urigen Pharmaceuticals, Inc.
William J. Garner, MD
Chief Executive Officer
415-781-0350
http://www.urigen.com